
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       6,625,325
<SECURITIES>                                         0
<RECEIVABLES>                                   26,628
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,096,992<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,096,992<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             (677,358)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,061,681
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,646,323)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,646,323)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,646,323)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $197,384 and Investment in Zero Coupon U.S.
Treasury Securities of $47,247,655.
<F2>Liabilities include redemptions payable of $1,657,380, accrued transaction fees and costs of $4,108 and accrued brokerage fee of $186,774, accrued management fees of $46,698 and accrued administrative expenses payable of $203,250.
<F3>Total revenues include realized trading revenue of (1,579,812), net change in unrealized of ($590,345), interest income of $3,044,996 and change in valuation of Yield Pool of ($2,142,542).

